HEI Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-158999 and 333-177750) and S-8 (Nos. 333-02103, 333-105404, 333-159000, 333-166737 and 333-174131) of Hawaiian Electric Industries, Inc. of our reports dated February 17, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 17, 2012